
                           COMPUTATION OF EARNINGS PER COMMON SHARE

                                            FOR THE PERIOD              SIX MONTHS ENDED
                                            MAY 17, 1996                    JUNE 30,
                                            (INCEPTION TO          --------------------------
                                     DECEMBER 31,   YEAR ENDED
                                        1996           1997           1997           1998
                                      ---------     ----------     ----------     ----------
                                                                   (UNAUDITED)    (UNAUDITED)
Basic Earnings
   Net loss                             (52,447)      (809,912)      (546,901)      (435,315)

Shares
   Weighted average number of
      common shares outstanding       3,377,255     10,211,250     10,035,917     11,776,635

Basic earnings per common share:
   Net loss                               (0.02)         (0.08)         (0.05)         (0.04)
                                    ===========    ===========    ===========    ===========


Diluted Earnings
   Net loss                             (52,447)      (809,912)      (546,901)      (435,315)

Shares
   Weighted average number of
      common shares outstanding       3,377,255     10,211,250     10,035,917     11,776,635


Diluted earnings per common share
   Net loss                               (0.02)         (0.08)         (0.05)         (0.04)
                                    ===========    ===========    ===========    ===========
